UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 23, 2022

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.,
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIOb	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 2, 2022, Bio-Rad Laboratories, Inc. (“Bio-Rad”) completed a public offering (the “Offering”) of $400,000,000 aggregate principal amount of its 3.300% Senior Notes due 2027 (the “2027 Notes”) and $800,000,000 aggregate principal amount of its 3.700% Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Notes”) pursuant to the terms of an underwriting agreement dated as of February 23, 2022 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto, with respect to the offering and sale by Bio-Rad of the Notes. The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-262737) (the “Registration Statement”) of Bio-Rad and the Prospectus Supplement dated February 23, 2022, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act on February 25, 2022. Bio-Rad received net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses payable by it, of approximately $1.186 billion.

The Notes were issued pursuant to an indenture dated as of March 2, 2022 (the “Base Indenture”) between Bio-Rad and Wilmington Trust, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture dated as of March 2, 2022 (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”) between Bio-Rad and the Trustee. Each of the 2027 Notes and the 2032 Notes are represented by global securities executed by Bio-Rad on March 2, 2022 (together, the “Global Securities”) and are unsecured senior obligations that rank equally in right of payment with all of Bio-Rad’s other existing and future unsecured, unsubordinated debt. The 2027 Notes bear interest at an annual rate of 3.300%, and the 2032 Notes bear interest at an annual rate of 3.700%, payable semiannually in arrears by Bio-Rad on March 15 and September 15 of each year, beginning on September 15, 2022. The 2027 Notes mature on March 15, 2027 and the 2032 Notes mature on March 15, 2032.

Bio-Rad may redeem the Notes at its option at any time, in whole or in part, at a redemption price calculated in accordance with the Indenture. The Indenture includes covenants that limit the ability of Bio-Rad to, among other things, (i) grant specified liens, (ii) engage in specified sale and leaseback transactions, (iii) consolidate or merge with or into other companies or (iv) sell all or substantially all of Bio-Rad’s assets. The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture. The Indenture provides for events of default, including (i) interest payment defaults, (ii) breaches of covenants or warranties, (iii) certain payment defaults and (iv) the occurrence of events of bankruptcy, insolvency or reorganization. If any event of default occurs and is continuing, subject to certain exceptions, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest.

The above descriptions are qualified in their entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Global Securities. The Underwriting Agreement is filed as Exhibit 1.1. The Base Indenture is filed as Exhibit 4.1, the Supplemental Indenture is filed as Exhibit 4.2, and the form of Global Securities are filed as Exhibits 4.3, and 4.4 to this Current Report on Form 8-K.

On March 2, 2022, Bio-Rad issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 23, by and among Bio-Rad Laboratories, Inc. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC as representatives of the several underwriters named in Schedule A thereto.

4.1	Indenture, dated as of March 2, 2022, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of March 2, 2022, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust, National Association.

4.3	Form of Global Security for the 3.300% Senior Notes due 2027.

4.4	Form of Global Security for the 3.700% Senior Notes due 2032.

5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to the offering.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press Release issued by Bio-Rad Laboratories, Inc. on March 2, 2022

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.
(Registrant)

DATE: March 2, 2022	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary